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                                                                    EXHIBIT 25.2

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                          -----------------------------

/ / CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

   A U.S. NATIONAL BANKING ASSOCIATION                           41-1592157
   (Jurisdiction of incorporation or                          (I.R.S. Employer
 organization if not a U.S. national bank)                   Identification No.)



  707 WILSHIRE BOULEVARD, 17TH FLOOR                                90017
          LOS ANGELES, CA                                         (Zip code)
(Address of principal executive offices)

                       Stanley S. Stroup, General Counsel
                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                        Sixth Street and Marquette Avenue
                          Minneapolis, Minnesota 55479
                                 (612) 667-1234
                               (Agent for Service)

                          -----------------------------

                             THE WALT DISNEY COMPANY

               (Exact name of obligor as specified in its charter)

            DELAWARE                                             95-4545390
 (State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                             Identification No.)


     500 SOUTH BUENA VISTA STREET                                  91521
             BURBANK, CA                                         (Zip code)
(Address of principal executive offices)

                          -----------------------------

                             SENIOR DEBT SECURITIES
                       (Title of the indenture securities)

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Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency
            Treasury Department
            Washington, D.C.

            Federal Deposit Insurance Corporation
            Washington, D.C.

            The Board of Governors of the Federal Reserve System
            Washington, D.C.

        (b) Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. FOREIGN TRUSTEE.  Not applicable.

Item 16. LIST OF EXHIBITS. List below all exhibits filed as a part of this
                           Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

         Exhibit 1.   a.   A copy of the Articles of Association of the trustee
                           now in effect.**

         Exhibit 2.   a.   A copy of the certificate of authority of the trustee
                           to commence business issued June 28, 1872, by the Comptroller of the Currency to The Northwestern
                           National Bank of Minneapolis.*

                      b. A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

                      c. A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*


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                       d.  A copy of the letter dated May 12, 1983 from the
                           Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

                       e. A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota, National Association."*

                       f. A copy of the letter dated July 10, 2000 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation effective July 8, 2000 of Norwest Bank Minnesota, National Association with various other banks under the title of "Wells Fargo Bank Minnesota, National Association."***

         Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

         Exhibit 4.    Copy of By-laws of the trustee as now in effect.**

         Exhibit 5.    Not applicable.

         Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

         Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         Exhibit 8.    Not applicable.

         Exhibit 9.    Not applicable.


         * Incorporated by reference to exhibit number 25 filed with registration statement number 33-66026.

         ** Incorporated by reference to exhibit T3G filed with registration statement number 022-22473.

         *** Incorporated by reference to exhibit number 25.1 filed with registration statement number 001-15891.


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                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 17th day of September, 2001.


                                          WELLS FARGO BANK, NATIONAL ASSOCIATION


                                          /S/ JEANIE MAR
                                          --------------------------------------
                                          Jeanie Mar
                                          Vice President


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                              Exhibit 6 to Form T-1




August 17, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                                          Very truly yours,

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION


                                          /S/ JEANIE MAR
                                          --------------------------------------
                                          Jeanie Mar
                                          Vice President


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                              Exhibit 7 to Form T-1

WELLS FARGO BANK, N.A.                                                 FFIEC 031
--------------------------------------                                   RC-1
Legal Title of Bank                                                      ----
                                                                          11
SAN FRANCISCO
--------------------------------------
City

CA                          94104
--------------------------------------
State                      Zip Code

FDIC Certificate Number - 03511

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                    DOLLAR AMOUNTS IN THOUSANDS    RCFD  BILL MILL THOU
----------------------------------------------------------------------------------------------- ---------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1).................................. 0081     7,880,000     1.a
    b. Interest-bearing balances (2)........................................................... 0071     2,950,000     1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A).............................. 1754             0     2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............................ 1773     7,895,000     2.b
 3. Federal funds sold and securities purchased under agreement to resell...................... 1350         9,000     3
 4. Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale.......................................................... 5369    10,165,000     4.a
    b. Loans and leases, net of unearned income...............................B528  73,256,000                         4.b
    c. LESS: Allowance for loan and lease losses..............................3123   1,438,000                         4.c
    d. Loans and leases, net of unearned income and allowance (Item 4.b minus 4.c)............. B529    71,818,000     4.d
 5. Trading assets (from Schedule RC-D)........................................................ 3545     2,681,000     5
 6. Premises and fixed assets (including capitalized leases)................................... 2145     1,704,000     6
 7. Other real estate owned (from Schedule RC-M)............................................... 2150       111,000     7
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)... 2130       244,000     8
 9. Customers' liability to this bank on acceptances outstanding............................... 2155        40,000     9
10. Intangible assets..........................................................................
    a. Goodwill................................................................................ 3163     5,587,000     10.a
    b. Other intangible assets (from Schedule RC-M)............................................ 0426     6,784,000     10.b
11. Other assets (from Schedule RC-F).......................................................... 2160     7,426,000     11
12. Total assets (sum of items 1 through 11)................................................... 2170   125,294,000     12

--------
 (1) Includes cash items in process of collection and unposted debits.
 (2) Includes time certificates of deposit not held for trading.


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                                                                           RC-2
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                                                                            12
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
                                                                    DOLLAR AMOUNTS IN THOUSANDS       BILL MILL THOU
----------------------------------------------------------------------------------------------- -----------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,                RCON
       part I)................................................................................. 2200     69,698,000     13.a
       (1) Noninterest-bearing (1).........................................6631  23,983,000                             13.a.1
       (2) Interest-bearing................................................6636  45,715,000                             13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                            RCFN
       (from Schedule RC-E, part II)........................................................... 2200      7,969,000     13.b
       (1) Noninterest-bearing (1).........................................6631      85,000                             13.b.1
       (2) Interest-bearing................................................6636   7,884,000     RCFD                    13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase................. 2800      16,108,000    14
15. Trading liabilities (from Schedule RC-D)................................................... 3548       1,821,000    15
16. Other borrowed money (Includes mortgage indebtedness and obligations
    under capitalized leases) (from Schedule RC-M):............................................ 3190       2,856,000    16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding................................... 2920          40,000    18
19. Subordinated notes and debentures(2)....................................................... 3200       5,616,000    19
20. Other liabilities (from Schedule RC-G)..................................................... 2930       5,929,000    20
21. Total liabilities (sum of items 13 through 20)............................................. 2948     110,037,000    21
22. Minority interest in consolidated subsidiaries............................................. 3000          27,000    22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.............................................. 3838               0    23
24. Common stock............................................................................... 3230         520,000    24
25. Surplus (exclude all surplus related to preferred stock)................................... 3839      13,022,000    25
26. a. Retained earnings....................................................................... 3632       1,390,000    26.a
    b. Accumulated other comprehensive income (3).............................................. B530         298,000    26.b
27. Other equity capital components (4)........................................................ A130               0    27
28. Total equity capital (sum of items 23 through 27).......................................... 3210      15,230,000    28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)...... 3300     125,294,000    29

MEMORANDUM
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
   auditing work performed for the bank by independent                                          RCFD       Number
   external auditors as of any date during 2000................................................ 6724        N/A         M.1

1=Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2=Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3=Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4=Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5=Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6=Review of the bank's financial statements by external auditors
7=Compilation of the bank's financial statements by external auditors
8=Other audit procedures (excluding tax preparation work)
9=No external audit work

--------
 (1) Includes total demand deposits and noninterest-bearing time and savings deposits.
 (2) Includes limited-life preferred stock and related surplus.
 (3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
 (4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.


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